MITSUBISHI MOTORS CREDIT OF AMERICA,  INC.
Monthly Servicing Report  --  MMCA Auto Owner Trust 2001-4
September 1, 2002 through September 30, 2002


I.  ORIGINAL TRANSACTION  PARAMETERS
A.	Initial Receivables					623,577,323.62
B.	Level Pay Pool Balance of the Initial Rec		574,469,269.18
C.	Last Scheduled Pmt Pool Bal of the Initial Rec		49,108,054.44
D.	Notes
	1.	Class A-1
		a.	Initial Balance				49,900,000.00
		b.	Note Interest Rate			2.01000%
		c.	Noteholders' Final Sched Pmt Date	16-Dec-02
	2.	Class A-2
		a.	Initial Balance				138,000,000.00
		b.	Note Interest Rate			2.8900%
		c	Noteholders' Final Sched Pmt Date	15-Nov-04
	3.	Class A-3
		a.	Initial Balance				145,000,000.00
		b.	Note Interest Rate			3.9700%
		c.	Noteholders' Final Sched Pmt Date	15-Mar-06
	4.	Class A-4
		a.	Initial Balance				197,200,000.00
		b.	Note Interest Rate			4.9200%
		c.	Noteholders' Final Sched Pmt Date	15-Aug-07
	5.	Class B
		a.	Initial Balance				40,066,000.00
		b.	Note Interest Rate			4.8400%
		c.	Noteholders' Final Sched Pmt Date	15-Aug-08
E.	Certificates Initial Balance				46,231,816.25
F.	Servicing Fee Rate 					1.00%
		Servicing Fee Rate for Deferred Receivables
		during Deferral Period				0.25%
G.	Wtd Avg Coupon (WAC) of the Initial Receivables		9.575%
H.	Wtd Avg Original Term to Maturity  (WAOM) of the
	Initial Rec						59.00
I.	Wtd Avg Remaining Term to Maturity (WAM) of the
	Initial Rec						58.00
J.	Number of Initial Receivables				24,273
K.	Reserve Account
	1.	Initial Reserve Account Deposit Percentage
		of Initial Pool					1.00%
	2.	Reserve Account Deposit on the Closing Date	6,163,978.16
	3.	Specified Reserve Balance Percentage		2.25%
L.	Yield Supplement Account Deposit on the Closing
	Date							14,448,157.02
M.	Yield Supplement Over Collateralization Balance
	on Closing Date						7,179,507.37
N.	Adjusted Principal Balance of Initial Receivables	616,397,816.25

II.  INPUTS FROM PREVIOUS MONTHLY SERVICER REPORT
A.	Total Pool Balance					501,578,624.79
B.	Level Payment Pool Balance				455,784,403.97
C.	Last Scheduled Payment Pool Balance			45,794,220.82
D.	Notes
	1.	Class A-1
		a.	Prior Month Note Balance		0.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	2.	Class A-2
		a.	Prior Month Note Balance		73,471,756.73
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	3.	Class A-3
		a.	Prior Month Note Balance		145,000,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	4.	Class A-4
		a.	Prior Month Note Balance		197,200,000.00
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
	5.	Class B
		a.	Prior Month Note Balance		34,682,017.09
		b.	Interest Carryover Shortfall		0.00
		c.	Principal Carryover Shortfall		0.00
E.	Certificates Balance					46,231,816.25
F.	Reserve Account Balance					34,311,576.68
G.	Yield Supplement Account Balance			1,971,694.46
H.	Payahead Account Balance				174,478.11
I.	Yield Supplement Over Collatralization Balance 		4,993,034.72
J.	Deferred Receivables					198,445,251.93
K.	Cumulative Losses for All Prior Periods			7,088,075.70
L.	Weighted Average Coupon (WAC)				9.434%
M.	Weighted Average Remaining Term to Maturity  (WAM) 	54.97
N.	Number of Contracts					20,681
O.	Total Subsequent Receivables Sold as of Related
	Cutoff Dates
	1.	Level Pay Balance				0.00
	2.	Last Scheduled Payment Balance			0.00
	3.	Total						0.00

III.  INPUTS FROM THE INVESTOR REPORTING SYSTEM
A.	Precomputed Contracts Level Payment Principal
	1.	Scheduled Principal Reduction			866,873.16
	2.	Prepayments in Full				126,132.51
	3.	Repurchased Receivables Principal 		0.00
	4.	Repurchased Receivables Interest		0.00
B.	Total Collections for Precomputed Contracts 		1,021,628.32
C.	Precomputed Contracts - Principal on Last Scheduled
	Payments
	1.	Collected Principal				17,045.45
	2.	Repurchased Receivables Principal 		0.00
	3.	Repurchased Receivables Interest		0.00
	4.	Last Scheduled Payment Principal Paid in
		Full Prior to Month of Maturity			17,045.44
	5.	Last Scheduled Payment Principal Due on
		Loans Matured This Month			0.00
D.	Simple Interest Contracts - Level Payment
	1.	Principal Reduction				24,078,254.14
	2.	Collected Principal				24,079,350.97
	3.	Collected Interest				2,030,137.50
	4.	Repurchased Receivables Principal 		0.00
	5.	Repurchased Receivables Interest		0.00
E.	Simple Interest Contracts - Principal on Last
	Scheduled Payments
	1.	Collected Principal				147,243.74
	2.	Repurchased Receivables Principal 		0.00
	3.	Repurchased Receivables Interest		0.00
	4.	Last Scheduled Payment Principal Collected
		Prior to Month of Maturity			147,243.74
	5.	Last Scheduled Payment Principal Due on
		Loans Matured This Month			0.00
F.	Yield Supplement Information
	1.	Yield Supplement Amount 			522,650.78
	2.	Specified Yield Supplement Account Balance	1,287,497.27
G.	Yield Supplement Over Collateralization			4,737,128.73
H.	Advances
	1.	Actuarial Advances
		a.	Beginning Actuarial Advances
			(or payments due prior to
			Cutoff Date)				96,368.31
		b.	Current Month Actuarial Advances 	51,828.93
		c.	Reimbursement of Actuarial Advances
			(or payments due prior to
			Cutoff Date)				39,960.59
		d.	Ending Actuarial Advances (or
			payments due prior to Cutoff Date)	108,236.65
	2.	Precomputed Loans - Last Scheduled Payment
		Advances
		a.	Beginning Last Scheduled Payment
			Advances				0.00
		b.	Current Month Last Scheduled Payment
			Advances				0.00
		c.	Reimbursement of Last Scheduled
			Payment Advances 			0.00
		d.	Ending Last Scheduled Payment
			Advances				0.00
	3.	Simple Interest Loans - Last Scheduled
		Payment Advances
		a.	Beginning Last Scheduled Payment
			Advances				0.00
		b.	Current Month Last Scheduled Payment
			Advance					0.00
		c.	Reimbursement of Last Scheduled
			Payment Advances			0.00
		d.	Ending Last Scheduled Payment
			Advances				0.00
	4.	Net Servicer Advances 				11,868.34
I.	Payahead Account Activity
	1.	Net Increase/(Decrease) in Payahead Account
		Balance						10,979.85
	2.	Payahead Balance of Loans Defaulted this
		Period						0.00
	3.	Deposit to Payahead Account for Subsequent
		Receivables Sold This  Period			0.00
	4.	Ending Payahead Balance 			185,457.96
J.	Rule of 78s Payment					0.00
K.	Weighted Average Coupon of Remaining  Portfolio
	(WAC)							9.388%
L.	Weighted Average Remaining Maturity (WAM)		54.27
M.	Remaining Number of Receivables				19,757
N.	Delinquent Contracts	Contracts	Amount
	1.	30-59 Days
		Delinquent	734 	3.72%	18,664,182.72 	3.95%
	2.	60-89 Days
		Delinquent	199 	1.01%	5,530,254.86 	1.17%
	3.	90 Days or more
		Delinquent	229 	1.16%	6,075,756.41 	1.28%
	Net Loss and Defaulted Receivables
	Information
O.	1.	Vehicles Repossessed
		During Month 	162 				4,304,908.70
	2.	Loans Defaulted During
		the Month	130
	3.	Level Payment Principal Balance of
		Defaulted Receivables				3,098,954.92
	4.	Last Scheduled Payment Principal Balance
		of Defaulted Receivables			331,587.19
	5.	Level Payment Liquidation Proceeds		788,837.64
	6.	Last Scheduled Payment Liquidation Proceeds	6,439.56
	7.	Recoveries of Level Payment and Last
		Scheduled Payment on Previously Defaulted
		Receivables					486,852.30
P.	Pool Balances
	1.	Total Pool Balance				472,912,533.69
	2.	Level Pay Pool Balance				427,614,189.24
	3.	Last Scheduled Payment Pool Balance		45,298,344.45
	4.	Deferred Receivables				161,519,653.47
Q.	Principal Balance of Subsequent Receivables Sold
	This Period As of Subsequent Transfer Date
	1.	Level Pay Balance				0.00
	2.	Last Scheduled Payment Balance			0.00
	3.	Total Principal Balance				0.00

IV.  INPUTS DERIVED FROM OTHER SOURCES
A.	Reserve Account Investment Income			28,660.93
B.	Collection Account Investment Income			25,966.16
C.	Payahead Account Investment Income			188.45
D.	Yield Supplement Account Investment Income		2,542.23

V.  COLLECTIONS
A.	Level Payments Received (Excluding Repurchases)
	1.	Total Collections for Precomputed
		Contracts (Level Payment Only) 			1,021,628.32
	2.	Collected Principal on Simple Interest
		Contracts (Level Payment Only)			24,079,350.97
	3.	Collected Interest on Simple Interest
		Contracts (Level Payment Only) 			2,030,137.50
								27,131,116.79

B.	Last Scheduled Payment Principal Collections
	(Excluding Repurchases)					164,289.19
C.	Net Change in Payahead Account Balance 			(10,979.85)
D.	Net Liquidation Proceeds and Recoveries Received 	1,282,129.50
E.	Principal and Interest on Purchased or
	Repurchased Contracts 					0.00
F.	Exclusion of Rule of 78's Payments 			0.00
G.	Net Servicer Advances/(Reimbursements) 			11,868.34
I.	Yield Supplement Amount 				522,650.78
J.	Available Funds						29,101,074.75

VI.  DISTRIBUTIONS
A.	Principal Distribution Amount
	1.	Total Scheduled Principal			28,410,185.11
	2.	Principal Carrryover Shortfall			0.00
	3.	Total Principal Distribution Amount		28,410,185.11
B.	Total Required Payment
	1.	Total Servicing Fee  				293,953.90
	2.	Accrued Note Interest  Due
		a.	Class A-1				0.00
		b.  	Class A-2				176,944.48
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B 				139,884.14
		f.	Total Accrued Note Interest		1,605,056.95
	3.	Principal Distribution Amount Due
		a.	Class A-1 				0.00
		b.  	Class A-2 				26,222,299.53
		c. 	Class A-3				0.00
		d.	Class A-4				0.00
		e.	Class B 				2,187,885.58
		f.	Total Principal Distribution Amount	28,410,185.11
	4.	Total Required Payment 				30,309,195.96
	5.	Available Funds					29,101,074.75
	6.	Reserve Account TRP Draw Amount			1,208,121.21
	7.	Total Available Funds				30,309,195.96
C.	Current Period Payments
	1.	Servicing Fee paid				293,953.90
	2.	Interest Paid
		a.	Class A-1 				0.00
		b.  	Class A-2 				176,944.48
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B					139,884.14
		f.	Total Interest Paid			1,605,056.95
	3.	Remaining Available Funds			28,410,185.11
	4.	Principal Payments
		a.	Class A-1 				0.00
		b.  	Class A-2 				26,222,299.53
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					2,187,885.58
		f.	Total Principal Payments		28,410,185.11
D.	Current Period Shortfalls
	1.	Interest Carryover Shortfall
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Interest Carryover Shortfall	0.00
	2.	Principal Carryover Shortfall
		a.	Class A-1 				0.00
		b.  	Class A-2 				0.00
		c. 	Class A-3 				0.00
		d.	Class A-4				0.00
		e.	Class B					0.00
		f.	Total Principal Carryover Shortfall	0.00
E.	Reserve Account
	1.	Beginning Reserve Account Balance		34,311,576.68
	2.	Plus: Reserve Account Investment Income		28,660.93
	3.	Plus: Additional Deposit			0.00
	4.	Less: Reserve Account Advance Draw Amount	0.00
	5.	Less: Reserve Account TRP Draw Amount		1,208,121.21
	6.	Reserve Account Balance before Deposit to
		Reserve Account					33,132,116.40
	7.	Specified Reserve Account Balance		43,568,950.87
	8.	Amount Necessary to Reinstate Reserve
		Account to Specified Reserve Balance 		10,436,834.47
	9.	Funds Available for Deposit to Reserve
		Account						0.00
	10.	Amount Deposited to Reserve Account		0.00
	11.	Reserve Account Investment Income Released
		to Seller					0.00
	12 	Ending Reserve Account Balance			33,132,116.40
F.	Excess Funds Deposited to Certificate Distribution
	Account							0.00
G.	Total Distributions					30,309,195.96

VII.  POOL BALANCES AND PORTFOLIO
	INFORMATION			Beginning	End
A.	Balances and Principal Factors	of Period	of Period
	1.	Total Pool Balance	501,578,624.79 	472,912,533.69
	2.	Total Pool Factor	0.8043567	0.7583864
	3.	Level Pmt Pool Bal	455,784,403.97 	427,614,189.24
	4.	Level Pmt Pool Factor	0.7934008	0.7443639
	5.	Last Sched Pmt Pool
		Bal			45,794,220.82 	45,298,344.45
	6.	Note Balance
		a.	Class A-1 	0.00 		0.00
		b.  	Class A-2 	73,471,756.73 	47,249,457.20
		c. 	Class A-3 	145,000,000.00 	145,000,000.00
		d.	Class A-4	197,200,000.00 	197,200,000.00
		e.	Class B		34,682,017.09 	32,494,131.51
		e.	Total		450,353,773.82 	421,943,588.71
	7.	Pool Factor
		a.	Class A-1 	0.0000000	0.0000000
		b.  	Class A-2 	0.5324040	0.3423874
		c. 	Class A-3 	1.0000000	1.0000000
		d.	Class A-4	1.0000000	1.0000000
		e.	Class B		0.8656222	0.8110151
	8.	Certificate Balance	46,231,816.25 	46,231,816.25
	9.	Certificate Pool
		Factor			1.0000000	1.0000000
	10.	Total Note and
		Certificate Balance	496,585,590.07	468,175,404.96
	11.	Yield Supplement Over
		Collatralization	4,993,034.72	4,737,128.73

B.	Portfolio Information
	1.	Wtd Avg Coupon of
		Portfolio (WAC)		9.434% 		9.388%
	2.	Wtd Avg Remaining Term
		to Maturity of
		Portfolio (WAM) 	54.97 		54.27
	3.	Remaining Number of
		Receivables		20,681 		19,757


VIII.  NET LOSS AND DELINQUENCY ACTIVITY
A.	Realized Losses for Collection Period			2,635,264.91
B.	Realized Losses for Collection Period Less
	Recoveries						2,148,412.61
C.	Cumulative Losses for all Periods  			9,236,488.31
D	Delinquent and Repossessed Contracts
				Contracts	Amount
	1.	30-59 Days
		Delinquent	734 	3.72%	18,664,183	3.95%
	2.	60-89 Days
		Delinquent	199 	1.01%	5,530,255	1.17%
	3.	90 Days or more
		Delinquent	229 	1.16%	6,075,756	1.28%
	4.	Vehicles Repossessed
		During Collection
		Period		162 	0.78%	4,304,909


IX.  AVERAGE LOSS AND DELINQUENCY RATIOS
A.	Annualized Ratio of Realized Losses to Pool
	Balance for Each Collection Period
	1.	Second Preceding Collection Period		3.73%
	2.	Preceding Collection Period			4.86%
	3.	Current Collection Period 			6.30%
	4.	Three Month Average 				4.96%

B.	Annualized Net Loss					5.14%

C.	Ratio of Balance of Contracts Delinquent 60 Days
	or More to the Pool Balance as of the End of the
	Collection Period.
	1.	Second Preceding Collection Period		1.65%
	2.	Preceding Collection Period			1.98%
	3.	Current Collection Period 			2.31%
	4.	Three Month Average 				1.98%

X.  RECONCILIATION OF COLLECTION ACCOUNT
A.	Transfers Into Collection Account
	1.	Transfer of Daily Collections			28,577,535.48
	2.	Yield Supplement Amount from MMCA		522,650.78
	4 	Net Servicer Advances (if positive) 		11,868.34
	5 	Reserve Account Draw for Total Required
		Payment 					1,208,121.21
	6 	Deposit from Payahead Account  			0.00
	7 	Collection Account Investment Income  		25,966.16
	8 	Total Transfers Into Collection Account		30,346,141.97
B.	Transfers from Collection Account
	1.	To Servicer
		a.	Total Servicing Fee			293,953.90
		b.	Rule of 78's Payment			0.00
		c.	Net Reimbursement of Servicer Advance
			or Payments Due Prior to Cutoff Date	0.00
		d.	Less:  Total Principal and Interest
			on Repurchases (Netted from Amounts
			Due Servicer) 				0.00
		e.	Total To Servicer (Net of Total
			Repurchases)				293,953.90

	2.	Total Required Payment Distributed (Net of
		Total Servicing Fee)				30,015,242.06
	3.	Deposit to Payahead Account 			10,979.85
	4.	Deposit to Reserve Account 			0.00
	5.	Deposit To Certificate Distribution Account
		a.	Excess Funds				0.00
		b.	Collection Account Investment Income	25,966.16
		c.	Total to Certificate Distribution
			Account					25,966.16
	6.	Total Transfers from Collection Account		30,346,141.97

XI.  RECONCILIATION OF RESERVE ACCOUNT
A.	Beginning Balance of Reserve Account			34,311,576.68
B.	Transfers Into Reserve Account
	1.	Reserve Account Deposit from Available Funds 	0.00
	2.	Reserve Account Investment Income 		28,660.93
	3.	Additional Deposit				0.00
	4.	Total Transfers Into Reserve Account		28,660.93
C.	Total Transfers In and Beginning Balance		34,340,237.61
D.	Distributions From Reserve Account
	1.	Transfer to Servicer for Reserve Account
		Advance Draw Amount				0.00
	2.	Transfer to Collection Account for Reserve
		Account TRP Draw Amount  			1,208,121.21
	3.	Reserve Account Investment Income to
		Seller (MART)  					0.00
	4.	Total Transfers From Reserve Account		1,208,121.21
E.	Ending Balance						33,132,116.40
F.	Total Distributions and Ending Balance			34,340,237.61

XII.  RECONCILIATION OF PAYAHEAD ACCOUNT
A.	Beginning Balance of Payahead Account			174,478.11
B.	Transfers Into Payahead Account
	1.	Net Payahead Transfer from Collection Account 	10,979.85
	2.	Payahead Account Investment Income 		188.45
	3.	Transfer from Pre-Funding Account for
		Subsequent Receivables				0.00
	4.	Total Transfers Into Payahead Account		11,168.30
C.	Total Transfers In and Beginning Balance		185,646.41
D.	Distributions From Payahead Account
	1.	Net Payahead Transfer to Collection Account 	0.00
	2.	Transfer Investment Income to Servicer 		188.45
	3.	Total Transfers From Payahead Account		188.45
E.	Payahead Account Ending Balance 			185,457.96
F.	Total Distributions and Ending Balance			185,646.41

XIII.  RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
A.	Beginning Balance of Yield Supplement Account 		1,971,694.46
B.	Transfers IntoYield Supplement Account
	1.	Yield Supplement Account Investment Income   	2,542.23
	2.	Total Transfers Into Yield Supplement Account	2,542.23
C.	Total Transfers and Beginning Balance  			1,974,236.69
D.	Distributions From Yield Supplement Account
	1.	Yield Supplement Amount to Collection
		Account (if not paid by MMCA) 			0.00
	2.	Transfer Investment Income to Seller (MART)  	2,542.23
	3.	Transfer Reduction in Specified Yield
		Supplement Account Balance to Seller (MART)	684,197.19
	4.	Total Transfers From Yield Supplement Account	686,739.42
E.	Specified Yield Supplement Account Ending Balance 	1,287,497.27
F.	Total Distributions and Ending Balance			1,974,236.69

XIV.  RECONCILIATION OF NOTE PAYMENT ACCOUNT
A.	Transfers Into Note Payment Account
	1.	Total Required Payment Distributed (less
		Total Servicing Fee) from Collection Account	30,015,242.06
	2.	Total Transfers Into Note Payment Account	30,015,242.06
B.	Distributions from Note Payment Account
	1.	Payments to Noteholders
		a.	Class A-1 				0.00
		b.  	Class A-2 				26,399,244.01
		c. 	Class A-3 				479,708.33
		d.	Class A-4				808,520.00
		e.	Class B					2,327,769.72
		f.	Total Payments to Noteholders		30,015,242.06
	2.	Ending Balance of Note Payment Account		0.00
C.	Total Distributions and Ending Balance			30,015,242.06

XV.  RECONCILIATION OF CERTIFICATE DISTRIBUTION ACCOUNT
A.	Transfers Into Certificate Distribution Account
	1.	Excess Funds Deposited from Collection
		Account						0.00
	2.	Collection Account Investment Income		25,966.16
	3.	Total Transfers into Certificate
		Distribution Account				25,966.16
B.	Distributions from Certificate Distribution Account
	1.	Payments to Certificateholders			25,966.16
	2.	Ending Balance					0.00
C.	Total Distributions and Ending Balance			25,966.16

XVI.  DISTRIBUTION SUMMARY
A.	Distributions From Collection Account
	1.	To Note Payment Account				30,015,242.06
	2.	To Servicer (MMCA) 				293,953.90
	3.	To Payahead Account				10,979.85
	4.	To Reserve Account 				0.00
	5 	To Certificate Distribution Account		25,966.16
	6.	Total Distributions From Collection Account	30,346,141.97

B.	Distributions From Reserve Account
	1.	To Collection Account 				0.00
	2.	To Seller (MART)				0.00
	3.	To Servicer (MMCA)				0.00
	4.	Total Distributions From Reserve Account

C.	Distributions From Payahead Account
	1.	To Collection Account				0.00
	2.	Investment Income to Servicer (MMCA) 		188.45
	3.	Total Distributions From Payahead Account	188.45

D.	Distributions From Yield Supplement Account
	1.	To Collection Account				0.00
	2.	Investment Income to Seller (MART)		2,542.23
	3.	Reduction in Specified Yield Supplement
		Account Balance to Seller (MART)		684,197.19
	4.	Total Distributions From Yield Supplement
		Account						686,739.42

E.	Total Distributions From All Accounts			31,033,069.84
F.	Total Distributions From All Accounts to:
	1.	Note Payment Account				30,015,242.06
	2.	Servicer (MMCA)					294,142.35
	3.	Seller (MART)					686,739.42
	4.	Collection Account 				0.00
	5.	Certificate Distribution Account		25,966.16
	6.	Reserve Account					0.00
	7.	Payahead Account				10,979.85
	8.	Yield Supplement Account			0.00
	9.	Total Distributions From All Accounts		31,033,069.84